Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1994 - A Owner Trust
                          For the Month of September
                     Distribution Date of October 15, 1997
                           Servicer Certificate #42

Original Pool Amount                                      $280,021,471.35

Beginning Pool Balance                                     $26,295,511.66
Beginning Pool Factor                                           0.0939053

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $2,026,641.75
     Interest Collected                                       $176,993.57

Additional Deposits:
     Repurchase Amounts                                        $25,794.50
     Liquidation Proceeds / Recoveries                         $10,603.02
Total Additional Deposits                                      $36,397.52

Repos / Chargeoffs                                                ($11.47)
Aggregate Number of Notes Charged Off                                  29

Total Available Funds                                       $2,240,032.84

Ending Pool Balance                                        $24,243,086.88
Ending Pool Factor                                              0.0865758

Servicing Fee                                                  $21,912.93

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $5,689,247.14
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $5,600,429.43
     (Release) / Deposit                                      ($88,817.71)
     Ending Balance                                         $5,600,429.43

Current Weighted Average APR:                                       8.271%
Current Weighted Average Remaining Term (months):                   12.98

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days              $407,297.58      310
                                31 - 60 days             $104,240.98       58
                                60+  days                 $36,449.89       18

     Total:                                              $547,988.45      319

     Balances:                  60+  days                $278,255.95       18

Memo Item - Reserve Account
     Prior Month                                       $5,600,429.43
+    Invest. Income                                       $24,921.53
+    Excess Serv.                                         $63,896.18
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $5,689,247.14

Exhibit 20.1
Page 2 of 3
Navistar Financial 1994 - A Owner Trust
For the Month  of  September

                                                                                              NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $280,021,471.35     $89,606,000.00    $180,614,000.00     $9,801,471.35
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             95.50%             4.50%
     Turbo Percentages                                                     100.00%              0.00%             0.00%
     Coupon                                                                 4.531%             5.930%            6.260%

Beginning Pool Balance                          $26,295,511.66
Ending Pool Balance                             $24,243,086.88

Collected Principal                              $2,052,436.25
Collected Interest                                 $176,993.57
Charge - Offs                                          ($11.47)
Liquidation Proceeds / Recoveries                   $10,603.02
Servicing                                           $21,912.93
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $2,218,119.91

Beginning Balance                               $20,480,235.92              $0.00     $18,325,850.16     $2,154,385.76

Interest Due                                       $101,798.95              $0.00         $90,560.24        $11,238.71
Interest Paid                                      $101,798.95              $0.00         $90,560.24        $11,238.71
Principal Due                                    $2,052,424.78              $0.00      $1,960,065.66        $92,359.12
Principal Paid                                   $2,052,424.78              $0.00      $1,960,065.66        $92,359.12
Turbo Principal                                          $0.00              $0.00              $0.00             $0.00

Ending Balance                                  $18,427,811.14              $0.00     $16,365,784.50     $2,062,026.64
Note / Certificate Pool Factor                                             0.0000             0.0906            0.2104
   (Ending Balance / Original Pool Amount)
Total Distributions                              $2,154,223.73              $0.00      $2,050,625.90       $103,597.83

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                    $63,896.18
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $5,689,247.14
(Release) / Draw                                   ($88,817.71)
Ending Reserve Acct Balance                      $5,600,429.43

Exhibit 20.1
Page 3 of 3
Navistar Financial 1994 - A Owner Trust
For the Month  of  September


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                    4                  3                 2                 1
                                           May-97                Jun-97            Jul-97             Aug-97            Sep-97
Beginning Pool Balance                 $37,826,234.86       $34,973,376.07     $31,897,695.36    $29,255,100.86    $26,295,511.66

A)   Loss Trigger:
Principal of Contracts Charged Off        $197,400.82            $7,168.32         $47,734.31             $0.00           ($11.47)
Recoveries                                $162,860.60           $78,351.18        $264,910.55        $44,474.03        $10,603.02

Total Charged Off (Months 5, 4, 3)        $252,303.45
Total Recoveries (Months 3, 2, 1)         $319,987.60
Net Loss / (Recoveries) for 3 Mos         ($67,684.15)(a)

Total Balance (Months 5, 4, 3)        $104,697,306.29 (b)

Loss Ratio Annualized  [(a/b) * (12)]         -0.7758%

Trigger:  Is Ratio > 1.5%                          No
                                                                                   Jul-97             Aug-97            Sep-97

B)   Delinquency Trigger:                                                         $182,697.74       $223,462.10       $278,255.95
     Balance delinquency 60+ days                                                    0.57276%          0.76384%          1.05819%
     As % of Beginning Pool Balance                                                  0.56345%          0.61091%          0.79826%
     Three Month Average

Trigger:  Is Average > 2.0%                         No

C)   Noteholders Percent Trigger:               2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                          No

Navistar Financial Corporation


by:  /s/ R. W. Cain
            R. W. Cain
            Vice President and Treasurer